                                                                    Exhibit 4.2

===============================================================================

                          LEUCADIA NATIONAL CORPORATION

                                       and

                            HSBC BANK USA, as Trustee

                                   ----------

                                    INDENTURE

                           Dated as of April 29, 2004

                                   ----------

              3 3/4% Convertible Senior Subordinated Notes due 2014

===============================================================================

                              CROSS-REFERENCE TABLE

TIA Section                                                    Indenture Section
-----------                                                    -----------------
310(a)(1)...................................................   6.10
   (a)(2)...................................................   6.10
   (a)(3)...................................................   N.A.
   (a)(4)...................................................   N.A.
   (a)(5)...................................................   6.08
   (b)......................................................   6.08; 6.10
   (c)......................................................   N.A.
311(a)......................................................   6.11
   (b)......................................................   6.11
   (c)......................................................   N.A.
312(a)......................................................   2.05
   (b)......................................................   11.03
   (c)......................................................   11.03
313(a)......................................................   6.06
   (b)(1)...................................................   N.A.
   (b)(2)...................................................   6.06
   (c)......................................................   6.06; 11.02
   (d)......................................................   6.06
314(a)......................................................   3.02; 3.03; 11.02
   (b)......................................................   N.A.
   (c)(1)...................................................   11.04
   (c)(2)...................................................   11.04
   (c)(3)...................................................   N.A.
   (d)......................................................   N.A.
   (e)......................................................   11.05
   (f)......................................................   N.A.
315(a)......................................................   6.01(b)
   (b)......................................................   6.05; 11.02
   (c)......................................................   6.01(a)
   (d)......................................................   6.01(c)
   (e)......................................................   5.11
316(a)(last sentence).......................................   11.06
   (a)(1)(A)................................................   5.05
   (a)(1)(B)................................................   5.02; 5.04; 8.02
   (a)(2)...................................................   N.A.
   (b)......................................................   5.07
317(a)(1)...................................................   5.08
   (a)(2)...................................................   5.09
   (b)......................................................   2.04
318(a)......................................................   11.01

----------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.........................................................1
SECTION 1.02.    Other Definitions...................................................8
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act...................9
SECTION 1.04.    Rules of Construction...............................................9

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.    Form and Dating....................................................10
SECTION 2.02.    Execution and Authentication.......................................10
SECTION 2.03.    Registrar, Paying Agent and Conversion Agent.......................11
SECTION 2.04.    Paying Agent To Hold Money in Trust................................11
SECTION 2.05.    Securityholder Lists...............................................12
SECTION 2.06.    Transfer and Exchange..............................................12
SECTION 2.07.    Replacement Securities.............................................12
SECTION 2.08.    Outstanding Securities.............................................13
SECTION 2.09.    Temporary Securities...............................................13
SECTION 2.10.    Cancellation.......................................................13
SECTION 2.11.    Defaulted Interest.................................................14
SECTION 2.12.    Book-Entry Provisions for Global Securities........................14
SECTION 2.13.    Transfer and Exchange of Securities................................15
SECTION 2.14.    Issuance of Additional Securities..................................23

                                  ARTICLE THREE

                                    COVENANTS

SECTION 3.01.    Payment of Securities..............................................23
SECTION 3.02.    SEC Reports........................................................24
SECTION 3.03.    Compliance Certificate.............................................25
SECTION 3.04.    Maintenance of Office or Agency....................................25
SECTION 3.05.    Corporate Existence................................................25
SECTION 3.06.    Waiver of Stay, Extension or Usury Laws............................26
SECTION 3.07.    Transactions with Affiliates.......................................26
SECTION 3.08.    Change of Control..................................................26

                                                                                  Page
                                                                                  ----
                                  ARTICLE FOUR

                              SUCCESSOR CORPORATION

SECTION 4.01.    When Company May Merge, etc. ......................................28
SECTION 4.02.    Successor Corporation Substituted..................................29

                                  ARTICLE FIVE

                              DEFAULTS AND REMEDIES

SECTION 5.01.    Events of Default..................................................29
SECTION 5.02.    Acceleration.......................................................31
SECTION 5.03.    Other Remedies.....................................................31
SECTION 5.04.    Waiver of Past Defaults............................................32
SECTION 5.05.    Control by Majority................................................32
SECTION 5.06.    Limitation on Remedies.............................................32
SECTION 5.07.    Rights of Holders To Receive Payment...............................32
SECTION 5.08.    Collection Suit by Trustee.........................................33
SECTION 5.09.    Trustee May File Proofs of Claim...................................33
SECTION 5.10.    Priorities.........................................................33
SECTION 5.11.    Undertaking for Costs..............................................34

                                   ARTICLE SIX

                                     TRUSTEE

SECTION 6.01.    Duties of Trustee..................................................34
SECTION 6.02.    Rights of Trustee..................................................35
SECTION 6.03.    Individual Rights of Trustee.......................................36
SECTION 6.04.    Trustee's Disclaimer...............................................36
SECTION 6.05.    Notice of Defaults.................................................36
SECTION 6.06.    Reports by Trustee to Holders......................................37
SECTION 6.07.    Compensation and Indemnity.........................................37
SECTION 6.08.    Replacement of Trustee.............................................38
SECTION 6.09.    Successor Trustee by Merger, etc. .................................39
SECTION 6.10.    Eligibility; Disqualification......................................39
SECTION 6.11.    Preferential Collection of Claims Against Company..................39

                                  ARTICLE SEVEN

                             DISCHARGE OF INDENTURE

SECTION 7.01.    Termination of Company's Obligations...............................39
SECTION 7.02.    Application of Trust Money.........................................40
SECTION 7.03.    Repayment to Company...............................................40

                                                                                  Page
                                                                                  ----
SECTION 7.04.    Reinstatement......................................................40

                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.    Without Consent of Holders.........................................41
SECTION 8.02.    With Consent of Holders............................................41
SECTION 8.03.    Compliance with Trust Indenture Act................................43
SECTION 8.04.    Revocation and Effect of Consents..................................43
SECTION 8.05.    Notation on or Exchange of Securities..............................43
SECTION 8.06.    Trustee Protected..................................................43

                                  ARTICLE NINE

                                  SUBORDINATION

SECTION 9.01.    Securities Subordinated to Senior Indebtedness.....................44
SECTION 9.02.    Company Not To Make Payments with Respect to Securities
                    in Certain Circumstances........................................44
SECTION 9.03.    Securities Subordinated to Prior Payment of All Senior
                    Indebtedness on Dissolution, Liquidation or Reorganization
                    of Company......................................................45
SECTION 9.04.    Securityholders To Be Subrogated to Rights of Holders of
                    Senior Indebtedness.............................................46
SECTION 9.05.    Obligation of the Company Unconditional............................46
SECTION 9.06.    Trustee Entitled To Assume Payments Not Prohibited in
                    Absence of Notice...............................................47
SECTION 9.07.    Application by Trustee of Monies Deposited with It.................47
SECTION 9.08.    Subordination Rights Not Impaired by Acts or Omissions of
                    Company or Holders of Senior Indebtedness.......................48
SECTION 9.09.    Securityholders Authorize Trustee To Effectuate Subordination
                    of Securities...................................................48
SECTION 9.10.    Right of Trustee To Hold Senior Indebtedness.......................48
SECTION 9.11.    Article Nine Not To Prevent Events of Default......................49
SECTION 9.12.    Ranking; Designation...............................................49
SECTION 9.13.    Trustee's Compensation Not Prejudiced..............................49

                                   ARTICLE TEN

                            CONVERSION OF SECURITIES

SECTION 10.01.   Right To Convert...................................................49
SECTION 10.02.   Exercise of Conversion Privilege; Issuance of Common Shares
                    on Conversion; No Adjustment for Interest or Dividends;
                    Effect of Ineffective Conversion................................50

                                                                                  Page
                                                                                  ----
SECTION 10.03.   Cash Payments in Lieu of Fractional Shares.........................51
SECTION 10.04.   Conversion Price...................................................52
SECTION 10.05.   Adjustment of Conversion Price.....................................52
SECTION 10.06.   Effect of Reclassification, Consolidation, Merger or Sale..........58
SECTION 10.07.   Taxes on Common Shares Issued......................................59
SECTION 10.08.   Reservation of Shares; Shares To Be Fully Paid; Listing of
                    Common Shares...................................................60
SECTION 10.09.   Responsibility of Trustee..........................................60
SECTION 10.10.   Notice to Holders Prior to Certain Actions.........................61
SECTION 10.11.   Limitations on Convertibility......................................62
SECTION 10.12.   Treatment of Excess Securities.....................................63

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.   Trust Indenture Act Controls.......................................65
SECTION 11.02.   Notices............................................................65
SECTION 11.03.   Communication by Holders with Other Holders........................66
SECTION 11.04.   Certificate and Opinion as to Conditions Precedent.................66
SECTION 11.05.   Statements Required in Certificate or Opinion......................67
SECTION 11.06.   When Treasury Securities Disregarded...............................67
SECTION 11.07.   Rules by Trustee and Agents........................................67
SECTION 11.08.   Legal Holidays.....................................................67
SECTION 11.09.   Governing Law......................................................67
SECTION 11.10.   No Adverse Interpretation of Other Agreements......................68
SECTION 11.11.   No Recourse Against Others.........................................68
SECTION 11.12.   Successors.........................................................68
SECTION 11.13.   Duplicate Originals................................................68
SECTION 11.14.   Separability.......................................................68

SIGNATURES.........................................................................S-1

                                                                                  Page
                                                                                 -----
EXHIBIT A  - FORM OF RESTRICTED SECURITY...........................................A-1
EXHIBIT B-1- FORM OF SECURITY PRIVATE PLACEMENT LEGEND...........................B-1-1
EXHIBIT B-2- FORM OF COMMON SHARES PRIVATE PLACEMENT LEGEND......................B-2-1
EXHIBIT C  - FORM OF GLOBAL SECURITY LEGEND........................................C-1
EXHIBIT D  - FORM OF CERTIFICATE OF TRANSFER.......................................D-1
EXHIBIT E  - FORM OF CERTIFICATE OF EXCHANGE.......................................E-1
EXHIBIT F  - FORM OF CERTIFICATE FROM ACQUIRING ACCREDITED INVESTOR................F-1
EXHIBIT G  - FORM OF REGULATION S TEMPORARY GLOBAL SECURITY LEGEND.................G-1

----------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE dated as of April 29, 2004 between Leucadia National Corporation, a New York corporation (the "Company"), and HSBC Bank USA, a national banking association duly organized and existing under the laws of the United States, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 3 3/4% Convertible Senior Subordinated Notes due April 15, 2014 (the "Securities"):

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

          "Accredited Investor" means an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

          "Additional Securities" means any additional Securities having identical terms and conditions to the Securities issued pursuant to Article Two.

          "Affiliate" of the Company means (i) any Related Person and (ii) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar, or any agent appointed by the Company pursuant to Section 10.12(b).

          "Board of Directors" means the Board of Directors of the Company or any committee thereof.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "business day" means any day on which the New York Stock Exchange is open for trading and which is not a Legal Holiday.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person.

          "Capitalized Lease Obligations" means the discounted present value of the rental obligations of any Person under any lease of any property (whether real, personal or mixed) which, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Shares" means the common shares, par value $1.00 per share, of the Company.

          "Company" means Leucadia National Corporation, a New York corporation, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

          "Consolidated Net Worth" means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Company as of such date determined on a consolidated basis in accordance with GAAP.

          "Conversion Price" shall have the meaning specified in Section 10.04.

          "Corporation Securities" means (i) Common Shares, (ii) shares of preferred stock of the Company, (iii) warrants, rights, or options (within the meaning of Treasury Regulation 'SS'1.382-2T(h)(4)(v)) to purchase stock of the Company, and (iv) any other interests that would be treated as "stock" of the Company pursuant to Treasury Regulation 'SS'1.382-2T(f)(18).

          "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

          "Depository" means, with respect to the Global Securities, The Depository Trust Company or another Person designated as depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Five-Percent Shareholder" means a Person or group of Persons that is identified as a "5-percent shareholder" of the Company pursuant to Treasury Regulation 'SS'1.382-2T(g)(1).

          "GAAP" or "generally accepted accounting principles" means United States generally accepted accounting principles as in effect on December 31, 2003.

          "Global Security Legend" means the legend substantially in the form set forth in Exhibit C.

          "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" of any Person means (i) any liability of such Person
(a) for borrowed money, (b) evidenced by a note, debenture or similar instrument (including a Purchase Money Obligation or deferred payment obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, (c) for the payment of a Capitalized Lease Obligation of such Person or (d) with respect to the reimbursement of any letter of credit, banker's acceptance or similar credit transaction (other than trade letters of credit issued in the ordinary course of business; provided that the failure to make prompt reimbursement of any trade letter of credit shall be deemed to be the incurrence of Indebtedness); and (ii) any guarantee by such Person of any liability of others described in clause (i) above or any obligation of such Person with respect to any liability of others described in clause (i) above. Indebtedness shall not include deposits at the Company's banking and lending Subsidiaries.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Independent Director" means any director of the Company who is neither (i) an executive officer or an employee of the Company or of any of its Subsidiaries or Affiliates or (ii) a Related Person.

          "Initial Purchaser" means Jefferies & Company, Inc.

          "Initial Securities" means the Securities issued on the date of this Indenture.

          "Investment Grade" is defined as BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by Moody's or S&P.

          "Issue Date" means April 29, 2004.

          "Material Subsidiary" means (i) any Subsidiary of the Company which at December 31, 1992 was a "significant subsidiary" under Regulation S-X promulgated by the SEC or any successor to such Subsidiary and (ii) any other Subsidiary of the Company; provided that the Company's investments in and advances to such Subsidiary at the date of determination thereof, without giving effect to any write downs in such investments or advances taken within the prior 12 months, represent 20% or more of the Company's Consolidated Tangible Net Worth as of such time; provided, however, that this clause (ii) shall not include any Subsidiary if, at the time that it became a Subsidiary, the Company contemplated commencing a voluntary case or proceeding under the Bankruptcy Law with respect to such Subsidiary.

          "Maturity Date" means April 15, 2014.

          "Moody's" means Moody's Investors Service, Inc. or any successor to its rating business.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Obligations" means any principal, interest, penalties, fees, indemnities and other obligations and liabilities payable under the documentation governing the applicable Indebtedness.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and the Secretary, Assistant Secretary or Assistant Treasurer of the Company. One of the Officers giving an Officers' Certificate pursuant to
Section 3.03 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Percentage Stock Ownership" means percentage stock ownership as determined in accordance with Treasury Regulation 'SS'1.382-2T(g), (h), (j), and (k).

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Prohibited Transfer" means (1) any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or group of Persons shall become a Five-Percent Shareholder, or (b) the Percentage Stock Ownership interest in the Company of any Five-Percent Shareholder shall be increased, and (2) any transaction that would be treated as a Prohibited Transfer within the meaning of the Company's Certificate of Incorporation from time to time; provided, however, that nothing herein contained shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. in the Company's securities.

          "Physical Securities" means certificated Securities in registered form.

          "principal" of a debt security means the principal amount of the security plus the premium, if any, on the security.

          "Private Placement Legend" means the legend substantially in the form set forth in Exhibit B-1 and Exhibit B-2.

          "Purchase Money Obligations" means Indebtedness evidenced by a note, debenture, bond or other security or investment (whether or not secured by any Lien or other security interest) issued to or assumed in favor of a vendor as all or part of the purchase price of property acquired by the Company or any Subsidiary; provided, however, that such term shall not include any account payable or any other Indebtedness incurred, created or assumed in the ordinary course of business in connection with the obtaining of material, products or services.

          "Qualified Institutional Buyer" means a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act.

          "Registration Rights Agreement" means the registration rights agreement dated April 29, 2004 between the Company and the Initial Purchaser, as amended or supplemented from time to time.

          "Regulation S Global Security" means a Regulation S Security issued in global form without interest coupons.

          "Regulation S Security" means a Security issued in accordance with Rule 903 or 904 of Regulation S.

          "Restricted Global Security" means a Global Security that is a Restricted Security.

          "Restricted Physical Security" means a Physical Security that is a Restricted Security.

          "Restricted Security" means a Security that is a "restricted security" as defined in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Restriction Release Date" means the earlier of December 31, 2024, the repeal of Section 382, or the beginning of a taxable year of the Company (or any successor thereof) to which no Tax Benefits may be carried forward, or such other date as defined in the Company's Certificate of Incorporation from time to time.

          "S&P" means Standard & Poor's Ratings Group, Inc. or any successor to its rating business.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the securities, as amended or supplemented from time to time, that are issued and outstanding under this Indenture, treated as a single class of securities, including Additional Securities, if any.

          "Section 382" means Section 382 of the Code and any comparable successor provision.

          "Senior Indebtedness" means all Obligations of the Company with respect to the following, whether outstanding at the date of original execution of this Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed, including, without limitation, indebtedness of the Company for money borrowed which is evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or other instrument, and also including indebtedness represented by Purchase Money Obligations, but only to the extent such indebtedness is enforceable by a money judgment; (b) guarantees or assumptions by the Company of indebtedness of others of any of the kinds described in the preceding clause (a); and (c) renewals, extensions and refundings of, and indebtedness of a successor corporation issued in exchange for or in replacement of, indebtedness, guarantees and assumptions of the kinds described in the preceding clause (a) or (b), unless, in the case of any particular indebtedness, obligation, guarantee, assumption, renewal, extension or refunding, the instrument creating or evidencing the same expressly provides that such indebtedness, obligation, guarantee, assumption, renewal, extension or refunding is not superior in right of payment to the Securities; provided that Senior Indebtedness shall not be deemed to include (1) any indebtedness of the Company to any Subsidiary, (2) any liability for taxes, (3) any amounts payable or other liabilities to trade creditors arising in the ordinary course of business, (4) any indebtedness which is subordinate or junior by its terms to any other indebtedness of the Company, (5) the 8 1/4% Senior Subordinated Notes due 2005, (6) the 7 7/8% Senior Subordinated Notes due 2006 or (7) the 8.65% Junior Subordinated Deferrable Interest Debentures due 2027.

          "Subsidiary" means a corporation or business trust a majority of whose Voting Stock is owned by the Company or a Subsidiary.

          "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any "net unrealized built-in loss" within the meaning of Section 382, of the Company or any direct or indirect Subsidiary thereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code 'SS''SS'77aaa-77bbbb) as in effect on April 29, 2004; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Transfer" means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation 'SS'1.382-2T(h)(4)(v)).

          "Treasury Regulation 'SS'1.382-2T" means the temporary income tax regulations promulgated under Section 382, and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

          "Trust Officer" means any officer or assistant officer within the corporate trust department of the Trustee with direct responsibilities for the administration of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

          "United States" means the United States of America.

          "Unrestricted Global Security" means a Global Security that is not a Restricted Security.

          "Unrestricted Physical Security" means a Physical Security that is not a Restricted Security.

          "Unrestricted Security" means a Security that is not a Restricted Security.

          "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

          "U.S. Person" means a "U.S. person" as defined in Rule 902(k) promulgated under the Securities Act.

          "Voting Stock" with respect to any Person, means Capital Stock of such Person having general voting power under ordinary circumstances to elect directors to the board of directors of such Person, but shall not include any Capital Stock that has or would have such voting power solely by reason of the happening of any contingency.

          "Wholly-Owned Subsidiary" means any Subsidiary in which the Company or a Subsidiary owns all of the Capital Stock, other than directors' qualifying shares.

SECTION 1.02. Other Definitions.

                                                                        Defined
Term                                                                  in Section
----                                                                  ----------
"Agent Members" ...................................................       2.12
"Bankruptcy Law" ..................................................       5.01
"Change of Control" ...............................................       3.08
"Change of Control Notice" ........................................       3.08
"Change of Control Payment Date" ..................................       3.08
"Closing Price" ...................................................      10.05
"Conversion Agent" ................................................       2.03
"Converting Holder" ...............................................      10.12
"Current Market Price" ............................................      10.05
"Custodian" .......................................................       5.01
"Disposition" .....................................................       3.08
"Distributed Securities" ..........................................      10.05
"Dividend Adjustment Amount" ......................................      10.05
"Event of Default" ................................................       5.01
"Excess Dividend" .................................................      10.05
"Excess Securities" ...............................................      10.12
"Global Securities" ...............................................       2.12
"Legal Holiday" ...................................................      11.08
"Market Value" ....................................................       3.08
"Paying Agent" ....................................................       2.03
"Permitted Dividend" ..............................................      10.05
"Prohibited Conversion" ...........................................      10.11
"Prohibited Distribution" .........................................      10.12
"Recipient" .......................................................       3.08
"Registrar" .......................................................       2.03
"Record Date" .....................................................      10.05
"Rule 144A Global Security" .......................................       2.12
"Rule 144A Securities" ............................................       2.01
"Rule 501 Global Security" ........................................       2.12
"Rule 501 Securities" .............................................       2.01
"Trading Day" .....................................................      10.05
"U.S. Government Obligations" .....................................       7.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company.

          All other TIA terms used in this indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

          (6) provisions apply to successive events and transactions; and

          (7) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Form and Dating.

          The Securities and the certificate of authentication shall be substantially in the form of Exhibit A. The provisions of Exhibit A are part of this Indenture. The Securities may have notations, legends and endorsements required by law, stock exchange rule or usage. Without limiting the generality of the foregoing, Securities initially will be offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A Securities"). The Rule 144A Securities and all other Restricted Securities shall bear the Private Placement Legend set forth in Exhibit B-1. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

SECTION 2.02. Execution and Authentication.

          One Officer and the Secretary or an Assistant Secretary of the Company shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee or authenticating agent shall authenticate (i) Initial Securities for original issue in the aggregate principal amount not to exceed $350,000,000 in one or more series, and (ii) Additional Securities as provided in Section 2.14, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities or Additional Securities and whether the Securities are to be issued as Certificated Securities or Global Securities or such other information as the Trustee may reasonably request.

          In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clause (ii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities issued under this Indenture subsequent to the Issue Date is determined, to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a

"CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding. Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so except on original issuance. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or its Affiliates.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar, Paying Agent and Conversion Agent.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where Securities may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall provide for reasonable compensation for such services. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. If the Company fails to maintain or act as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be duly compensated therefor.

          The Registrar or a co-registrar and a Paying Agent shall be maintained by the Company in the Borough of Manhattan, The City of New York. The Company initially designates the Trustee as the Registrar, Paying Agent and Conversion Agent.

SECTION 2.04. Paying Agent To Hold Money in Trust.

          At or prior to 10:00 A.M., New York City time, on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay such principal and interest becoming due. Interest may, at the option of the Company, be paid by check mailed to the address of a Holder on the registry kept for such purposes; or at the request of such Holder in writing to the Company, interest on such Holder's Securities shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by such Holder from time to time to the Trustee and paying agent (if different from Trustee) at least ten business days prior to the interest payment date. The Company shall require each Paying Agent other than the Trustee to hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal or interest on the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. Except as provided in the immediately preceding sentence, the Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so, such Paying Agent (other than the Company or a Subsidiary) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as separate trust funds all money held by it as Paying Agent.

SECTION 2.05. Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the name and addresses of Securityholders and shall otherwise comply with TIA 'SS' 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA 'SS' 312(a).

SECTION 2.06. Transfer and Exchange.

          Subject to Sections 2.12 and 2.13, when a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Registrar are met. Subject to Sections 2.12 and 2.13, when Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the requirements of the Registrar are met. The Company shall cooperate with the Registrar in meeting its requirements. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company or the Trustee may charge a reasonable fee for any registration of transfer or exchange and may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but not for any exchange pursuant to Sections 2.09 or 8.05.

SECTION 2.07. Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee are met. An indemnity bond may be required by the Trustee or the Company that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge for its expenses in replacing a Security.

SECTION 2.08. Outstanding Securities.

          Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

          If any Paying Agent (other than the Company or a Subsidiary) holds on a redemption date or maturity date money received by the Paying Agent pursuant to this Indenture and sufficient to pay the principal and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate the temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities surrendered to it.

SECTION 2.10. Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Securities in accordance with its customary procedures unless the Company directs in writing their return to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest plus any interest payable on the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date. At least 10 days before the record date, the Company shall mail to each Securityholder a notice that states the record date, the payment date, and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

SECTION 2.12. Book-Entry Provisions for Global Securities.

          (a) Rule 144A Securities initially shall be represented by one or more Securities in registered, global form without interest coupons (collectively, the "Rule 144A Global Security"). Rule 501 Securities initially shall be represented by one or more Securities in registered, global form without interest coupons (collectively, the "Rule 501 Global Security"). Regulation S Securities initially shall be represented by one or more Regulation S Global Securities..

          The term "Global Securities" means the Rule 144A Global Security, the Rule 501 Global Security and the Regulation S Global Security. All Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of the Depository, in each case for credit to an account of an Agent Member,
(ii) be delivered to the Trustee as custodian for the Depository and (iii) bear the Private Placement Legend.

          Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Securities. The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section
2.13. In addition, a Global Security shall be exchangeable for Physical Securities only if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor depositary within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it is electing to issue Physical Securities or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In all cases, Physical Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

          (c) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.12, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (d) Any Restricted Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.13 shall, except as otherwise provided in Section 2.13, bear the Private Placement Legend.

          (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.13. Transfer and Exchange of Securities.

          (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.12(b). Global Securities shall not be exchanged by the Company for Physical Securities except under the circumstances described in Section 2.12(b). Global Securities may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.09. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.13(b), 2.13(f) or 2.13(h) below.

          (b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.13(b)(i).

     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.13(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security or Global Securities pursuant to Section 2.13(f).

     (iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.13(b)(ii) above and the Registrar receives the following:

          (A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item
     (1) thereof;

          (B) if the transferee will take delivery in the form of a beneficial interest in a Rule 501 Global Security, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; and

          (C) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (2) thereof.

     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.13(b)(ii) above and:

          (A) such transfer is effected pursuant to the shelf registration statement in accordance with the Registration Rights Agreement; or

          (B) the Registrar receives the following:

               (1) if the Holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit E, including the certifications in item (1)(a) thereof; or

               (2) if the Holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit D, including the certifications in item
          (4) thereof,

     and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the applicable rules and procedures of the Depositary, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

     (v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

          (c) Transfer and Exchange of Beneficial Interests in Global Securities for Physical Securities. A beneficial interest in a Global Security may not be exchanged for a Physical Security except under the circumstances described in
Section 2.12(b). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Physical Security except under the circumstances described in Section 2.12(b).

          (d) Transfer and Exchange of Physical Securities for Beneficial Interests in Global Securities. Physical Securities may be transferred or exchanged for beneficial interests in Global Securities if the transfer or exchange complies with either subparagraph (i), (ii) or (iii) below, as applicable:

          (i) Restricted Physical Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Physical Security proposes to exchange such Restricted Physical Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Physical Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Physical Security proposes to exchange such Restricted Physical Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit E, including the certifications in item
          (2)(a) thereof;

               (B) if such Restricted Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (1) thereof;

               (C) if such Restricted Physical Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (2) thereof;

               (D) if such Restricted Physical Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Physical Security is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

               (F) if such Restricted Physical Security is being transferred to the Company or a Subsidiary thereof, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Physical Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.

          (ii) Restricted Physical Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Physical Security may exchange such Restricted Physical Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Physical Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

               (A) the Registrar receives the following:

                    (1) if the Holder of such Restricted Physical Security
               proposes to exchange such Restricted Physical Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit E, including the certifications in item (1)(b) thereof; or

                    (2) if the Holder of such Restricted Physical Securities
               proposes to transfer such Restricted Physical Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit D, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the applicable rules and procedures of the Depositary, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Security and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Securities transferred or exchanged pursuant to this subparagraph (ii).

          (iii) Unrestricted Physical Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Physical Security may exchange such Unrestricted Physical Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Physical Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Securities transferred or exchanged pursuant to this subparagraph (iii).

          (iv) Unrestricted Physical Securities to Beneficial Interests in Restricted Global Securities. An Unrestricted Physical Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

          (e) Transfer and Exchange of Physical Securities for Physical Securities. Upon request by a Holder of Physical Securities and such Holder's compliance with the provisions of this Section 2.13(e), the Registrar shall register the transfer or exchange of Physical Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.13(e).

          (i) Restricted Physical Securities to Restricted Physical Securities. A Restricted Physical Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Security if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (2) thereof;

               (C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(a) thereof;

               (D) if the transfer will be made to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through
          (C) above, a certificate to the effect set forth in Exhibit D, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; and

               (E) if such transfer will be made to the Company or a Subsidiary thereof, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(b) thereof.

          (ii) Restricted Physical Securities to Unrestricted Physical Securities. Any Restricted Physical Security may be exchanged by the Holder thereof for an Unrestricted Physical Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Security if:

               (A) the Registrar receives the following:

                    (1) if the Holder of such Restricted Physical Security
               proposes to exchange such Restricted Physical Security for an Unrestricted Physical Security, a certificate from such Holder in the form of Exhibit E, including the certifications in item
               (1)(c) thereof; or

                    (2) if the Holder of such Restricted Physical Security
               proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Physical Security, a certificate from such Holder in the form of Exhibit D, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Physical Securities to Unrestricted Physical Securities. A Holder of an Unrestricted Physical Security may transfer such Unrestricted Physical Securities to a Person who takes delivery thereof in the form of an Unrestricted Physical Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Securities pursuant to the instructions from the Holder thereof.

          (iv) Unrestricted Physical Securities to Restricted Physical Securities. An Unrestricted Physical Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Security.

          (f) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

          (g) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

          (h) General. All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.

          The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.12 or this Section 2.13. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.14. Issuance of Additional Securities.

          The Company shall be entitled to issue Additional Securities under this Indenture which shall have identical terms (including, without limitation, the same Conversion Price) as the Securities issued on the Issue Date, other than with respect to the date of issuance, issue price, and amount of interest payable on the first payment date applicable thereto . The Initial Securities issued on the Issue Date and any Additional Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including, without limitation, security, interests, waivers, amendments and offers to purchase.

          With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and in a Company Request, a copy of each of which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price, the issue date and the CUSIP number of such Additional Securities and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended;

          (3) that such Additional Securities shall be Securities bearing the Private Placement Legend and issued in the form of Initial Securities; and

          (4) any and all other terms of indenture with respect to such Additional Securities, including any terms which the Board of Directors deems appropriate.

                                 ARTICLE THREE

                                    COVENANTS

SECTION 3.01. Payment of Securities.

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds such installment in imme-diately available funds at 9:00 A.M., New York City time, on the date such installment is due. Principal and interest on Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Securities represented thereby.

          The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 3.02. SEC Reports.

          (a) The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Trustee on the same timely basis such reports, information and other documents as it would file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA 'SS' 314(a).

          (b) So long as any of the Securities remain outstanding, the Company shall cause each annual, quarterly and other financial report mailed or otherwise furnished by it generally to stockholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar, in each case at the time of such mailing or furnishing to stockholders. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements, including any notes thereto and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act, to be so filed with the Trustee within 120 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year and, after the date such reports are so required to be filed with the Trustee, to be furnished to any Holder upon such Holder's request.

          (c) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Securityholders under this Section 3.02. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 3.03. Compliance Certificate.

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (which as of the date of this Indenture is December 31) an Officers' Certificate stating whether or not the signers know of any Default or Event of Default. If they do know of such a Default or Event of Default, the certificate shall describe the Default or Event of Default and efforts to remedy the same. The Company shall notify the Trustee within 10 days following the occurrence thereof of any acceleration which is an Event of Default within the meaning of Section 5.01(4).

SECTION 3.04. Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 3.05. Corporate Existence.

          Subject to Article Four, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Material Subsidiary in accordance with the respective organizational documents of each Material Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Material Subsidiaries; provided that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Material Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 3.06. Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 3.07. Transactions with Affiliates.

          The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions with any Affiliate (other than with the Company or a Wholly-Owned Subsidiary), including, without limitation, any loan, advance or investment or any purchase, sale, lease or exchange of property or the rendering of any service, unless such transaction or series of transactions is in good faith and at arm's length and on terms which are at least as favorable as those available in a comparable transaction from an unrelated Person. Any such transaction that involves in excess of $10,000,000 shall be approved by a majority of the Independent Directors on the Board of Directors of the Company; or, in the event that at the time of any such transaction or series of related transactions there are no Independent Directors serving on the Board of Directors of the Company, such transaction or series of related transactions shall be approved by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction for which approval is required.

SECTION 3.08. Change of Control.

          (a) In the event of any Change of Control, each Holder shall have the right, at such Holder's option, to require the Company to purchase all or any portion (in integral multiples of $1,000) of such Holder's Securities on the date (the "Change of Control Payment Date") which is 20 business days after the date the Change of Control Notice as defined below is mailed (or such later date as is required by applicable law) at 101% of the principal amount (excluding premium) thereof, plus accrued interest to the Change of Control Payment Date; provided that the Company shall not be obligated to purchase any of such Securities unless Holders of at least 10% of the Securities outstanding at the Change of Control Payment Date (other than Securities held by the Company and its Affiliates) shall have tendered their Securities for repurchase. In addition, in the event of any Change of Control, the Company will not, and will not permit any Subsidiaries to, purchase or redeem any Indebtedness ranking junior to the Securities pursuant to any analogous provisions prior to the Change of Control Payment Date.

          (b) The Company or, at the written request and expense of the Company, the Trustee shall send, by first-class mail, postage prepaid, to all Holders, within five business days after the occurrence of each Change of Control, a notice of the occurrence of such Change of Control (the "Change of Control Notice") specifying a date by which a Holder must notify the Company of such Holder's intention to exercise the repurchase right and describing the procedure that such Holder must follow to exercise such right. The Company is required to deliver a copy of such notice to the Trustee and to cause a copy of such notice to be published in a daily newspaper of national circulation.

          Each Change of Control Notice shall state:

          (1) the Change of Control Payment Date;

          (2) the date by which the repurchase right must be exercised;

          (3) the price at which the repurchase is to be made, if the repurchase right is exercised; and

          (4) a description of the procedure which the Holder must follow to exercise a repurchase right.

          No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Company shall comply with all applicable Federal and state securities laws in connection with each Change of Control Notice.

          (c) To exercise the repurchase right, the Holder shall deliver, on or before the fifth calendar day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with (i) the Security or Securities with respect to which the right is being exercised, duly endorsed for transfer, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, and (ii) if the Change of Control Payment Date falls between any record date for the payment of interest on the Securities and the next succeeding interest payment date, an amount equal to the interest which the Holder is entitled to receive on such interest payment date.

          (d) A "Change of Control" shall be deemed to occur if (i) the Company has any other Indebtedness outstanding (other than Indebtedness under a bank credit agreement or similar bank financing) which provides for a Change of Control (as defined in the instrument governing such Indebtedness) if Ian M. Cumming or Joseph S. Steinberg ceases to beneficially own, in the aggregate, a certain percentage of the outstanding Common Shares, which percentage ownership requirement is in excess of 10%, and a Change of Control (as defined in the instrument governing such Indebtedness) occurs under such Indebtedness or (ii) at any time when the Company does not have any other Indebtedness outstanding of the type referred to in clause (i),

Ian M. Cumming and/or Joseph S. Steinberg, individually or in the aggregate, sell, transfer or otherwise dispose of (a "Disposition"), after the date hereof, Common Shares so that, after giving effect thereto, the sole beneficial ownership of outstanding Common Shares by Mr. Cumming and/or Mr. Steinberg would, in the aggregate, fall below 10% of the then outstanding Common Shares; provided that no Change of Control shall be deemed to have occurred under clause
(ii) if the Company's 7-3/4% Senior Notes due 2013 and 7% Senior Notes due 2013 are rated by both Moody's and S&P as Investment Grade both at the time of such Disposition and for a period of 90 days from the date of such Disposition (it being understood that, with respect to the foregoing proviso, a Change of Control shall be deemed to occur on the first date during such 90-day period when the Securities are no longer rated as Investment Grade by either Moody's or S&P). The term "Common Shares" shall include any securities issued as dividends or distributions on the Common Shares. For purposes hereof, "sole beneficial ownership" of Common Shares shall be deemed to include (i) all Common Shares received after June 15, 1992 from Mr. Cumming or Mr. Steinberg by any member of their respective immediate families or by any trust for the benefit of either of them or any member of their respective immediate families (a "Recipient"), which Common Shares remain held by a Recipient during the lifetime of Mr. Cumming or Mr. Steinberg (unless sold, transferred or disposed of by such Recipient during the lifetime of Mr. Cumming or Mr. Steinberg, as the case may be, in which case such Disposition by such Recipient shall constitute a Disposition by Mr. Cumming or Mr. Steinberg, as the case may be) and (ii) after the death of Mr. Cumming and/or Mr. Steinberg, all Common Shares owned as of the date of death by the decedent, and any Recipient of the decedent, regardless of whether such Recipient continues to own such Common Shares after the date of death. In determining the number of outstanding Common Shares then held by Messrs. Cumming and Steinberg and the total number of outstanding Common Shares, there shall be excluded Common Shares issued by the Company after December 31, 1991, or the conversion into or exchange for, after December 31, 1991, Common Shares or securities convertible into or exchangeable for Common Shares.

                                  ARTICLE FOUR

                              SUCCESSOR CORPORATION

SECTION 4.01. When Company May Merge, etc.

          The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (it being understood that a sale of less than 90% of the Company's total assets shall not be deemed a sale of substantially all of the Company's assets), in one transaction or a series of related transactions, to, any Person unless:

          (1) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made, assumes by supplemental indenture in a form satisfactory to the Trustee all the obligations of the Company under the Securities and this Indenture;

          (3) immediately before and immediately after such transaction no Default or Event of Default exists; and

          (4) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other disposition shall have been made, shall immediately thereafter have a Consolidated Net Worth (after purchase accounting adjustments) at least equal to the Consolidated Net Worth of the Company immediately preceding such transaction.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 4.02. Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 4.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                                  ARTICLE FIVE

                              DEFAULTS AND REMEDIES

SECTION 5.01. Events of Default.

          An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal (including premium, if any) of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

          (3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and such default continues for the period and after the notice specified below in the last paragraph of this Section 5.01;

          (4) (A) the Company or any Material Subsidiary defaults in the payment when due of principal of, interest on, or other amounts payable in respect of any of its respective Indebtedness (other than the Securities) in the aggregate principal or like amount of $15,000,000 or more, or (B) the Company or any Material Subsidiary fails to perform or comply with any of its other agreements in respect of any of its respective Indebtedness (other than the Securities) in the aggregate principal or like amount of $15,000,000 or more and such Indebtedness shall be or shall have been declared to be due and payable immediately and such acceleration shall not have been rescinded or annulled;

          (5) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors, or

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief (with respect to the petition commencing such case) against the Company or any Material Subsidiary in an involuntary case or proceeding,

               (B) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its respective property, or

               (C) orders the liquidation of the Company or any Material Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A Default under clause (3) of this Section 5.01 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company and the Trustee of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 5.02. Acceleration.

          If an Event of Default (other than an Event of Default with respect to the Company specified in clause (5) or (6) of Section 5.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal (including premium, if any) of, and the accrued interest on, all of the Securities then outstanding due and payable immediately. Upon such declaration such principal (including premium, if any) and interest shall be due and immediately payable.

          If an Event of Default with respect to the Company specified in clause
(5) or (6) of Section 5.01 occurs, all unpaid principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          Notwithstanding anything to the contrary in the preceding two paragraphs, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived and if the rescission would not conflict with any judgment or decree. When a Default or Event of Default is cured or waived, it ceases to exist.

SECTION 5.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 5.04. Waiver of Past Defaults.

          Subject to Sections 5.02, 5.07 and 8.02, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a Default or Event of Default in payment of principal (including premium, if any) of, or interest on, any Security or (ii) a failure by the Company to convert any Securities into Common Shares in accordance with Article 10 hereof.

SECTION 5.05. Control by Majority.

          The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder, as such, or that would involve the Trustee in personal liability.

SECTION 5.06. Limitation on Remedies.

          Except as provided in Section 5.07, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) no direction inconsistent with the request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over other Securityholders.

SECTION 5.07. Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security as set forth in this Indenture to receive payment of principal (including premium) of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

SECTION 5.08. Collection Suit by Trustee.

          If an Event of Default in payment of interest or principal specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

SECTION 5.09. Trustee May File Proofs of Claim.

          (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

          (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 5.10. Priorities.

          If the Trustee collects any money pursuant to this Article Five, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 6.07;

          Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third: to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 5.10.

SECTION 5.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE SIX

                                     TRUSTEE

SECTION 6.01. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph (c) does not limit the effect of paragraph (b) of this Section.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05, and the Trustee shall be entitled from time to time to request such a direction.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right or power unless it receives reasonable security or indemnity reasonably satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 6.02. Rights of Trustee.

          Subject to Section 6.01:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

          (f) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities, unless either (i) a Trust Officer shall have actual knowledge of such Default or Event of Default or
     (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Securities.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (h) Except as otherwise specifically provided herein, (i) all references to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacity as Agent, and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as Agent.

SECTION 6.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

SECTION 6.04. Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 6.05. Notice of Defaults.

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder pursuant to Section 9.02 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 6.06. Reports by Trustee to Holders.

          Within 60 days after each May 15, beginning with May 15, 2004, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA 'SS' 313(a), but only if such report is required in any year under TIA 'SS' 313(a). The Trustee also shall comply with TIA
'SS''SS' 313(b) and 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee in writing if the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION 6.07. Compensation and Indemnity.

          The Company shall pay the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability not due to its negligence or willful misconduct. The Company shall indemnify the Trustee against any loss or liability incurred by it in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

          When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Section 5.01(5) or (6), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The obligations of the Company under this Section 6.07 shall survive the registration or removal of the Trustee and the termination, satisfaction or discharge of this Indenture.

SECTION 6.08. Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 6.10;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting as Trustee hereunder.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA 'SS' 310(a)(5).

SECTION 6.09. Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article Six.

SECTION 6.10. Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA 'SS' 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA 'SS' 310(b).

SECTION 6.11. Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA 'SS' 311(a), excluding any creditor relationship listed in TIA 'SS' 311(b). A Trustee who has resigned or been removed shall be subject to TIA 'SS' 311(a) to the extent indicated therein.

                                 ARTICLE SEVEN

                             DISCHARGE OF INDENTURE

SECTION 7.01. Termination of Company's Obligations.

          The Company may terminate all its obligations under the Securities and this Indenture if:

          (a) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (b) (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, and

          (2) the Company irrevocably deposits in trust with the Trustee immediately available funds or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be.

However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 3.01, 3.04, 6.07 and 6.08 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Section 6.07 shall survive.

          Upon receipt, in the case of clause (a) or (b) above in this Section 7.01, by the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

          The term "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

SECTION 7.02. Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

SECTION 7.03. Repayment to Company.

          The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 7.04. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01. Without Consent of Holders.

          Subject to Section 5.07, the Company, when authorized by a resolution of its Board of Directors, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Section 4.01;

          (3) to provide for uncertificated Securities in addition to certificated Securities;

          (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (5) to make any change that would provide any additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Securityholder.

          Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Securityholders hereunder.

SECTION 8.02. With Consent of Holders.

          Subject to Section 5.07, the Company, when authorized by a resolution of its Board of Directors, may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.04, may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change or extend the time for payment of principal of (including premium, if any) or interest on any Security;

          (3) reduce the principal of (including premium, if any) or change the fixed maturity of any Security;

          (4) waive a default in the payment of the principal of or interest on any Security;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any change that adversely affects the right to convert any Security;

          (7) make any change in the subordination of the Securities in a manner that is adverse to the Holders; or

          (8) make any change in this Section, Section 5.04 or Section 5.07.

          Notwithstanding the above and Section 5.07, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance by the Company with Section 3.08 of this Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any amendment, waiver or consent shall be deemed effective upon receipt by the Trustee of the necessary consents and shall not require execution of any supplemental indenture to be effective.

          After an amendment or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver, consent or supplemental indenture. Except as otherwise provided in this Section 8.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provisions of this Indenture or the Securities.

SECTION 8.03. Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

          A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, until an amendment or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses
(1) through (6) of Section 8.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 8.05. Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 8.06. Trustee Protected.

          The Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article Eight if the amendment or supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment or supplement or waiver the Trustee shall be entitled to receive, and (subject to Article Six) shall be fully protected in relying upon an Opinion of Counsel stating that any amendment or supplement or waiver of the type referred to in Section 8.02 is authorized or permitted by and complies with this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                  ARTICLE NINE

                                  SUBORDINATION

SECTION 9.01. Securities Subordinated to Senior Indebtedness.

          The Company agrees, and each Holder of the Securities by its acceptance thereof likewise agrees, that the payment of all obligations with respect to the Securities is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness.

          This Article Nine shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders and/or each of them may enforce such provisions. No amendment of any provision of this Article Nine shall be effective as against any holder of Senior Indebtedness who has not consented thereto.

SECTION 9.02. Company Not To Make Payments with Respect to Securities in Certain
              Circumstances.

          (a) Upon the maturity of the principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, all Obligations thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of any Obligations with respect to the Securities or to acquire any of the Securities.

          (b) Upon the happening of an event of default (or if any event of default would result upon any payment with respect to the Securities) with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal or interest on such Senior Indebtedness (a "non-payment default"), upon written notice thereof given to the Company and the Trustee by the holders of such Senior Indebtedness or their representative, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company of any Obligations with respect to the Securities or to acquire any of the Securities; provided, however, that in the event of a non-payment default, such payment blockage shall not exceed a period of 179 days commencing on the date of receipt by the Company of written notice of such non-payment default or event of default by a holder of such Senior Indebtedness or by its representative; provided that during any 360-day period the aggregate of all payment blockage periods pursuant hereto shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each 360-day period when no payment blockage period pursuant hereto is in effect.

          (c) In the event that, notwithstanding the provisions of this Section 9.02, the Company shall make any payment to the Trustee or the Holders on account of any Obligations with respect to the Securities, after the happening of a default in payment of the principal of Senior Indebtedness or an event of default in respect of the payment of interest on Senior Indebtedness or after receipt by the Company and the Trustee of written notice as provided in this
Section 9.02 of an event of default with respect to any Senior Indebtedness, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections 9.06 and 9.07) shall be held by the Trustee or Holders, as the case may be, in trust for the benefit of, and shall be paid over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to the holders of Senior Indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Notwithstanding the foregoing, the provisions of this
Section 9.02(c) shall not apply to the fees and expenses due to the Trustee pursuant to Section 6.07 hereof, which fees and expenses shall be paid directly to the Trustee.

SECTION 9.03. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

          Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company:

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all Obligations due thereon (including without limitation interest accruing after the commencement of any such proceeding at the rate specified in the respective Senior Indebtedness) before the Holders of the Securities are entitled to receive any payment on account of any Obligations with respect to the Securities;

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled except for the provisions of this Article Nine shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative, or to the trustee under any indenture under which Senior Indebted-ness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

          (c) in the event that notwithstanding the foregoing provisions of this
     Section 9.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Securities on account of any Obligations with respect to the Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Section 9.06 and 9.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

          The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

SECTION 9.04. Securityholders To Be Subrogated to Rights of Holders of Senior
              Indebtedness.

          Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article Nine which otherwise would have been made to the Holders of the Securities shall, as between the Company and the Holders of the Securities, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Nine are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 9.05. Obligation of the Company Unconditional.

          Nothing contained in this Article Nine or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior In-debtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Nine of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Nine, the Trustee, subject to the provisions of Sections 6.01 and 6.02, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Nine.

SECTION 9.06. Trustee Entitled To Assume Payments Not Prohibited in Absence of
              Notice.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless a Trust Officer shall have received at its corporate trust department timely written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee thereof; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article Six, shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to a Trust Officer of a timely written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders.

SECTION 9.07. Application by Trustee of Monies Deposited with It.

          Except as provided in Section 7.02, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 9.01, 9.02, 9.03 and 9.04 except that, if prior to the third business day prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal or the interest on any Security) the Trustee or, in the case of any such deposit of monies with a Paying Agent, the Paying Agent shall not have received with respect to such monies the notice provided for in Section 9.06, then the Trustee or such Paying Agent, as the case may be, shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such third business day. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Nine, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Nine, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness but shall have only such obligations to such holders as are expressly set forth in this Article Nine.

SECTION 9.08. Subordination Rights Not Impaired by Acts or Omissions of Company
              or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

SECTION 9.09. Securityholders Authorize Trustee To Effectuate Subordination of
              Securities.

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Nine and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and the causing of said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

SECTION 9.10. Right of Trustee To Hold Senior Indebtedness.

          The Trustee shall be entitled to all of the rights set forth in this Article Nine in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of

Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 9.11. Article Nine Not To Prevent Events of Default.

          The failure to make a payment on account of principal or interest by reason of any provision in this Article Nine shall not be construed as preventing the occurrence of an Event of Default under Section 5.01.

SECTION 9.12. Ranking; Designation.

          The Securities rank senior in right of payment to the 8.65% Junior Subordinated Deferrable Interest Debentures due 2027 and pari passu in right of payment to the 8 1/4% Senior Subordinated Notes due 2005 and the 7 7/8% Senior Subordinated Notes due 2006.

SECTION 9.13. Trustee's Compensation Not Prejudiced.

          Nothing in this Article Nine will apply to amounts due to the Trustee pursuant to other Sections in this Indenture.

                                  ARTICLE TEN

                            CONVERSION OF SECURITIES

SECTION 10.01. Right To Convert.

          Subject to and upon compliance with the provisions Sections 10.11 and
10.12 and the other provisions of this Indenture, the Holder of any Security shall have the right, at his option, at any time following the Issue Date and prior to the close of business on the Maturity Date, to convert the principal amount of any such Security, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable Common Shares (as such shares shall then be constituted) obtained by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Security so to be converted in whole or in part in the manner provided in
Section 10.02. A Holder of Securities is not entitled to any rights of a holder of Common Shares until such Holder has converted his Securities to Common Shares, and only to the extent such Securities are deemed to have been converted to Common Shares under this Article Ten. The issuance of Common Shares upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security, and upon the issuance of Common Shares upon conversion of such Security (except as contemplated by the penultimate paragraph of Section 10.02) the accrued and unpaid interest on such Security shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. A Security with respect to which a Holder has delivered a notice in accordance with Section 3.08 regarding such Holder's election to require the Company to repurchase such Holder's Securities following the occurrence of a Change of Control may be converted in accordance with this Article Ten only if such Holder withdraws such notice by delivering a written notice of withdrawal to the Company prior to the close of business on the last business day prior to the day fixed for repurchase.

SECTION 10.02. Exercise of Conversion Privilege; Issuance of Common Shares on
               Conversion; No Adjustment for Interest or Dividends.

          In order to exercise the conversion privilege with respect to any Security in definitive form, the Holder of any such Security to be converted in whole or in part shall surrender such Security, duly endorsed, at an office or agency maintained by the Company pursuant to Section 3.04, accompanied by the funds, if any, required by the penultimate paragraph of this Section 10.02, and shall give written notice of conversion in the form provided on the Securities (which shall include a confirmation that such conversion shall not violate the provisions of Section 10.11) (or such other notice which is acceptable to the Company) to the office or agency that the Holder elects to convert such Security or such portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required, pursuant to Section 10.07. Each such Security surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Security, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

          In order to exercise the conversion privilege with respect to any interest in a Security in global form, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, deliver by book-entry delivery an interest in such Security in global form, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by the penultimate paragraph of this Section 10.02 and any transfer taxes, if required, pursuant to Section 10.07.

          As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Securityholder (as if such transfer were a transfer of the Security or Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 3.04, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Security or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a Common Share arising upon such conversion, as provided in Section 10.03, and, if applicable, any cash payment pursuant to Section 10.05(k) (which payment, if any, shall be paid no later than five business days after satisfaction of the requirements for conversion set forth above). In case any Security of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Security so surrendered, without charge to him, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

          Each conversion shall be deemed to have been effected as to any such Security (or portion thereof) on the date on which the requirements set forth above in this Section 10.02 have been satisfied as to such Security (or portion thereof), and the person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Security shall be surrendered.

          Any Security or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date through the close of business on the business day next preceding such interest payment date shall be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Securities. Except as provided above in this Section 10.02, no adjustment shall be made for interest accrued on any Security converted or for dividends on any shares issued upon the conversion of such Security as provided in this Article.

          Upon the conversion of an interest in a Security in global form, the Trustee at the written direction of the Company, shall make a notation on such Security in global form as to the reduction in the principal amount represented thereby.

SECTION 10.03. Cash Payments in Lieu of Fractional Shares.

          No fractional Common Shares or scrip representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional Common Shares otherwise would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment therefor in cash at the current market value thereof to the Holder of Securities. The current market value of a Common Share shall be the Closing Price on the first Trading Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in Section 10.05(e).

SECTION 10.04. Conversion Price.

          The conversion price per Common Share issuable upon conversion of the Securities (as such price may be adjusted, herein called the "Conversion Price") shall initially be $68.90 (which reflects a conversion rate of 14.5138 Common Shares per $1,000 in principal amount of Securities).

SECTION 10.05. Adjustment of Conversion Price.

          The Conversion Price shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Shares in Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 10.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b)

               (1) In case the Company shall issue short-term rights or warrants to all holders of its outstanding Common Shares entitling them (for a period expiring within forty-five (45) days after the date fixed for the determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase Common Shares at a price per share less than the Current Market Price on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the

          Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of Common Shares outstanding on the close of business on the Record Date plus the total number of additional Common Shares so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that Common Shares are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (2) No adjustment to the Conversion Price shall be made pursuant to this Section 10.05(b) in connection with the issuance of any Common Shares, any rights, options or warrants to subscribe for or purchase Common Shares or any securities convertible into or exchangeable for Common Shares, or any rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities at a price per share lower than the Current Market Price on the date of such issuance which are issued pursuant to any firm commitment or best efforts underwritten public offering for cash.

          (c) In case the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company declares an Excess Dividend, the Conversion Price shall be reduced by the Dividend Adjustment Amount.

          (e) For purposes of this Section 10.05 the following terms shall have the meaning indicated:

               (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

               (2) "Current Market Price" shall mean the average of the daily Closing Prices per Common Share for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
          Section 10.05(a), (b), (c) or (d) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.05(a), (b), (c) or (d) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10.05(d), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one Common Share as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Share trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Share trades regular way on such exchange or in such market after the expiration time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this
          Section 10.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

               (3) "Dividend Adjustment Amount" means the amount, applicable to one Common Share, by which the Excess Dividend exceeds the Permitted Dividend.

               (4) "Excess Dividend" means one or more dividends or distributions payable in cash or Distributed Securities in excess of the Permitted Dividend.

               (5) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

               (6) "Permitted Dividend" means, for the period from the Closing Date to and including the Maturity Date, one or more dividends or distributions payable to all holders of the Company's Common Shares in cash, shares of capital stock (other than any dividends or distributions to which Section 10.05(a) applies) or evidences of its indebtedness or other assets (including securities, but excluding any rights or warrants referred to in Section 10.05(b) (hereinafter called the "Distributed Securities")) on the Common Shares in an initial aggregate amount of $2.50 per share; provided that in the event the Company subdivides or combines the Common Shares or the Company issues Common Shares as a dividend or distribution on Common Shares such amount shall be adjusted by multiplying the amount by a fraction, of which the numerator shall be the number of Common Shares that the Securities may be converted into immediately prior to such subdivision or combination of Common Shares or dividend or distribution on Common Shares, and of which the denominator shall be the number of Common Shares that the Securities may be converted into immediately thereafter.

               (7) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

               (8) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (f) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 10.05(a), (b), (c) and (d) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of Common Shares (or rights to acquire Common Shares) or from any event treated as such for income tax purposes.

          To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at his last address appearing on the Security register provided for in
     Section 2.03 a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

          (g) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10.05(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Ten shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.

          (h) Whenever the Conversion Price or Permitted Dividend is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price or Permitted Dividend after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price or Permitted Dividend setting forth the adjusted Conversion Price or Permitted Dividend and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price or Permitted Dividend to the Holder of each Security at his last address appearing on the Security register provided for in Section 2.03, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

          (i) In any case in which this Section 10.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.03.

          (j) For purposes of this Section 10.05, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

          (k) In lieu of making any adjustment to the Conversion Price pursuant to this Section 10.05, the Company may elect to reserve an amount of cash for distribution to the Holders of the Securities upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the Common Shares and other items to which such Holder is entitled, the full amount of cash which such Holder would have received if such Holder had, immediately prior to the Record Date for such distribution of cash, converted its Securities into Common Shares, together with any interest accrued with respect to such amount, in accordance with this Section 10.05(k). The Company may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount the Holders of the Securities would have received if such Holders had, immediately prior to the Record Date for such distribution, converted all of the Securities into Common Shares. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee in marketable obligations issued or fully guaranteed by the United States government with a maturity not more than three (3) months from the date of issuance. Upon conversion of Securities by a Holder, the Holder will be entitled to receive, in addition to the Common Shares issuable upon conversion, an amount of cash equal to the amount such Holder would have received if such Holder had, immediately prior to the Record Date for such distribution, converted its Security into Common Shares, along with such Holder's pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 10.05(k), the Company shall give or shall cause to be given notice to all Securityholders of such election, which notice shall state the amount of cash per $1,000 principal amount of Securities such Holders shall be entitled to receive (excluding interest) upon conversion of the Securities as a consequence of the Company having made such election.

SECTION 10.06. Effect of Reclassification, Consolidation, Merger or Sale.

          If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, or (iii) any sale or conveyance of all or substantially all of the Company's assets (it being understood that a sale of less than 90% of the Company's total assets shall not be deemed a sale of substantially all of the Company's assets), in one transaction or a series of related transactions, to, any Person as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of Common Shares issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized Common Shares available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Shares did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 10.06 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares); provided, however, the Trustee shall be under no obligation to join with the Company in the execution of such supplemental indenture, if such supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 3.08 herein.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at his address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

          If this Section 10.06 applies to any event or occurrence, Section
10.05 shall not apply.

SECTION 10.07. Taxes on Common Shares Issued.

          The issue of share certificates on conversions of Securities shall be made without charge to the converting Securityholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 10.08. Reservation of Shares; Shares To Be Fully Paid; Listing of
               Common Shares.

          The Company shall reserve and provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Shares issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such Common Shares at such adjusted Conversion Price.

          The Company covenants that all Common Shares issued upon conversion of Securities will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          The Company covenants that in the event the Company implements a shareholders' rights plan, such rights plan must provide that, prior to the rights becoming fully exercisable for the maximum amount of Capital Stock provided for therein, upon conversion of the Securities the Holders will receive in addition to the Common Shares issuable upon such conversion, such rights, whether or not such rights have separated from the Common Shares at the time of such conversion, unless prior to conversion, the rights have expired or have been terminated or redeemed.

          The Company further covenants that if at any time the Common Shares shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Securities.

SECTION 10.09. Responsibility of Trustee.

          The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Section 6.01, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
Section 10.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Securityholders upon the conversion of their Securities after any event referred to in such Section 10.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 10.10. Notice to Holders Prior to Certain Actions.

          In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Shares (that would require an adjustment in the Conversion Price pursuant to Section 10.05); or

          (b) the Company shall authorize the granting to the holders of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company (it being understood that a sale of less than 90% of the Company's total assets shall not be deemed a sale of substantially all of the Company's assets), in one transaction or a series of related transactions, to any Person; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the Security register provided for in Section 2.03 of this Indenture, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 10.11. Limitations on Convertibility.

          (a) A Holder of the Securities may not convert such Securities into Common Shares or other Corporation Securities, and any attempted conversion of the Securities into Common Shares or other Corporation Securities, shall be prohibited and void ab initio and shall be deemed a "Prohibited Conversion" to the extent that, as a result of such conversion (or any series of conversions of which such conversion is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Company of any Five-Percent Shareholder shall be increased.

          (b) The restrictions set forth in paragraph (a) shall not apply to an attempted conversion if the Holder obtains the approval of the Board of Directors. As a condition to granting its approval, the Board of Directors may, in its discretion, require an Opinion of Counsel selected by the Board of Directors that the conversion and issuance of the Common Shares or other Corporation Securities upon such conversion shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.

          (c) Each Holder of the Securities by its acceptance thereof agrees to the limitations on conversion set forth in this Section 10.11 and the provisions of Section 10.12.

          (d) For the avoidance of doubt, nothing contained in this Indenture or in the Securities shall affect the transfer restrictions, to the extent otherwise applicable, contained in the Company's Certificate of Incorporation.

SECTION 10.12. Treatment of Excess Securities.

          (a) No Agent, employee or other agent of the Company shall record any Prohibited Conversion, and the purported converting Holder (and any such Person in whose name the converting Holder directs the Common Shares or other Corporation Securities issued upon such Prohibited Conversion to be registered) of such Prohibited Conversion (the "Converting Holder") shall not be recognized as a shareholder of the Company for any purpose whatsoever in respect of the Common Shares or other Corporation Securities which are the subject of the Prohibited Conversion (the "Excess Securities"). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Converting Holder shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Company, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, such Common Shares or other Corporation Securities shall cease to be Excess Securities.

          (b) If the Board of Directors determines that a conversion of Securities constitutes a Prohibited Conversion then, upon written demand by the Company, the Converting Holder shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Converting Holder's possession or control, together with any dividends or other distributions that were received by the Converting Holder from the Company with respect to the Excess Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the Company, the Excess Securities transferred to it in one or more arm's-length transactions (over the New York Stock Exchange, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Common Shares or other Corporation Securities or otherwise would adversely affect the value of the Common Shares or other Corporation Securities. If the Converting Holder shall have resold the Excess Securities before receiving the Company's demand to surrender the Excess Securities to the Agent, the Converting Holder shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the Converting Holder to retain a portion of such sales proceeds not exceeding the amount that the Converting Holder would have received from the Agent pursuant to paragraph (c) of this 10.12 if the Agent rather than the Converting Holder had resold the Excess Securities.

          (c) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Converting Holder had previously resold the Excess Securities, any amounts received by it from a Converting Holder, as follows: (1) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (2) second, any remaining amounts shall be paid to the Converting Holder, up to the portion of the principal amount of the Securities applicable to the Excess Securities; and (3) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to the Leucadia Foundation; provided, however, that (i) if the Leucadia Foundation shall have terminated prior to its receipt of such amounts, such remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors, and (ii) if the Excess Securities represent a 5% or greater Percentage Stock Ownership interest in any class of Corporation Securities, then any such remaining amounts after the payment under clause (1) of this Section 10.12(c) to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 4.99 Percentage Stock Ownership interest in such class shall be paid to one or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Converting Holder in respect of any Prohibited Conversion shall be limited to the amount payable to the Converting Holder pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 10.12 inure to the benefit of the Company.

          (d) If the Converting Holder fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) business days from the date on which the Company makes a demand pursuant to paragraph (b) of this Section 10.12, then the Company shall institute legal proceedings to compel the surrender.

          (e) The Company shall make the demand described in paragraph (b) of this Section 10.12 within thirty (30) days of the date on which the Board of Directors determines that a conversion would result in Excess Securities; provided, however, that if the Company makes such demand at a later date, the provisions of this Section 10.12 shall apply nonetheless.

          (f) All certificates representing the Common Shares or other Corporation Securities issuable upon conversion thereof shall bear the legend set forth in the first paragraph of Exhibit B-2 and to the extent the Common Shares or other Corporation Securities issuable upon conversion are "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act, the legend set forth in the second paragraph of Exhibit B-2.

          (g) The Board of Directors of the Company shall have the power to determine all matters necessary to determine compliance with this Section 10.12, including without limitation (1) whether a new Five-Percent Shareholder would be required to be identified in certain circumstances,
     (2) whether a conversion is a Prohibited Conversion or an at-tempted conversion would be a Prohibited Conversion, (3) the Percentage Stock Ownership in the Company of any Five-Percent Shareholder, (4) whether an instrument constitutes Corporation Securities, (5) the amount due to a Converting Holder pursuant to clause (2) of paragraph (c) of this Section 10.12, and (6) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this
     Section 10.12.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile or mailed by certified or registered mail (return receipt requested) addressed as follows:

          If to the Company:

               Leucadia National Corporation
               315 Park Avenue South
               New York, New York 10010
               Facsimile: (212) 598-4869

               Attention: Secretary

          With a copy to:

               Weil Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Facsimile: (212) 310-8007

               Attention: Andrea A. Bernstein, Esq.

          If to the Trustee:

               HSBC Bank USA
               452 Fifth Avenue
               New York, New York 10018
               Facsimile: (212) 525-1300

               Attention: Corporate Trust

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to him by first-class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails notices or communications to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time. All notices or communications shall be in writing.

SECTION 11.03. Communication by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 11.06. When Treasury Securities Disregarded.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Affiliate shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 11.07. Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 11.08. Legal Holidays.

          A "Legal Holiday" is a Saturday, a Sunday, or a day on which banks and trust companies in The City of New York or Chicago are not required by law or executive order to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION 11.09. Governing Law.

          The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of laws.

SECTION 11.10. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11. No Recourse Against Others.

          All liability described in paragraph 15 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 11.12. Successors.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.13. Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

SECTION 11.14. Separability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        LEUCADIA NATIONAL CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        HSBC BANK USA, as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                          [Form of Restricted Security]

                 [Insert Global Security Legend, if applicable]

      [Insert Regulation S Temporary Global Security Legend, if applicable]

                        [Insert Private Placement Legend]

         3 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE APRIL 15, 2014

No.                                                                   $
                                                                          CUSIP:

                          LEUCADIA NATIONAL CORPORATION

                            (a New York corporation)

promises to pay to ________________________ or registered assigns the principal sum of ____________________ Dollars on April 15, 2014.

          Interest Payment Dates: April 15 and October 15

          Record Dates: April 1 and October 1

Dated:

                                                   LEUCADIA NATIONAL CORPORATION

                                                   -----------------------------
                                                      Chief Financial Officer

Attest:

-------------------------------
           Secretary

Certificate of Authentication

This is one of the Securities
referred to in the within-mentioned
Indenture.

HSBC BANK USA, as Trustee


By:
    -----------------------------
          Authorized Officer

                          LEUCADIA NATIONAL CORPORATION

         3 3/4% Convertible Senior Subordinated Note Due April 15, 2014

1.   Interest.

          Leucadia National Corporation (the "Company") promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid (or, if no interest has been paid, from April 29, 2004). Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is a Legal Holiday (as defined in the Indenture) at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

2.   Method of Payment.

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar.

          Initially, HSBC Bank USA will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company or any of its Subsidiaries (as defined in the Indenture) may act in any such capacity.

4.   Indenture.

          The Company issued the Securities under an Indenture dated as of April 29, 2004 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 'SS''SS' 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities include the terms of the Indenture and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured obligations of the Company. The Indenture does not limit the principal amount of Securities which may be issued thereunder.

5.   Subordination.

          The Securities are subordinated to Senior Indebtedness, which is defined in the Indenture. To the extent provided for in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

6.   Change of Control.

          In the event of a Change of Control of the Company, each Holder shall have the right, at such Holder's option, to require the Company to buy all or any portion of such Holder's Securities, at 101% of the principal amount thereof, plus accrued interest to the date of purchase.

7.   Restrictive Covenants.

          The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets and to enter into certain transactions with Affiliates, in each case subject to certain limitations described in the Indenture.

8.   Denominations, Transfer, Exchange.

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register any transfer or exchange of Securities selected for redemption. Also, it need not register any transfer or exchange of Securities for a period of 30 days before a selection of Securities is to be redeemed.

9.   Persons Deemed Owners.

          The registered Holder of a Security may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

10.  Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Securityholders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

11.  Amendment, Supplement, Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency or to provide for uncertificated Securities in addition to certificated Securities or to make any change that does not adversely affect the rights of any Securityholder.

12.  Successor Corporation.

          When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

13.  Defaults and Remedies.

          The terms of the Securities include the Events of Default as set forth in Section 5.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish annual compliance certificates to the Trustee.

14.  Trustee Dealings with Company.

          HSBC Bank USA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securi-tyholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication.

          This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

17.  Abbreviations.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

18.  Registration Rights.

          In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement dated as of April 29, 2004 between the Company and the Initial Purchaser.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Secretary, Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010.

19.  Conversion of Securities.

          Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time following the Issue Date and prior to the close of business on the Maturity Date, to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Shares, as such shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Security or portion thereof to be converted by the Conversion Price in effect at the time, upon surrender of this Security, together with a conversion notice as provided in the Indenture and this Security, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and, unless the shares issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney; provided, however, that a Holder of this Security may not convert this Security into Common Shares and any attempted conversion of this Security into Common Shares, shall be prohibited and void ab initio and shall be deemed a Prohibited Conversion (as defined in the Indenture) to the extent that, as a result of such conversion (or any series of conversions of which such conversion is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Company of any Five-Percent Shareholder shall be increased. In the event of a Prohibited Conversion the Company will effect a sale of the Common Shares or other Corporation Securities (as defined in the Indenture) issued in violation of this limitation on convertibility (the "Excess Securities") to a party selected by the Company, and the purported holder of the Excess Securities will be treated as holding the Excess Securities entirely for the benefit of such party. The purported holder will be entitled to the proceeds of any such sale that the Company implements, reduced by any expenses incurred in connection with the discovery and correction by the Company of the improper and null issuance of the Excess Securities to the purported holder, but in no event shall such holder receive any amount in excess of the portion of the face amount of the Securities applicable to the Excess Securities or in excess of any proceeds attributable to Excess Securities equal to a 4.99 Percentage Stock Ownership (as defined in the Indenture). No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Security shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest through the close of business on the business day next preceding the following interest payment date, this Security must be accompanied by an amount, in funds acceptable to the Company, equal to the interest otherwise payable on such interest payment date on the principal amount being converted. No fractional shares of Common Shares will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Security or Securities for conversion. The Holder of this Security, by accepting this Security, agrees to the provisions of the Indenture with respect to matters described in this paragraph 19.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

                   ___________________________________________

                   ___________________________________________
                   (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

________________________________________________________________________________

Your Signature: ________________________________________________________________
                (Sign exactly as your name appears on the other side of this Security)

Date:
      --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Indenture, check the box:

                                Section 3.08 [__]

          If you want to have only part of this Security purchased by the Company pursuant to Section 3.08 of the Indenture, state the amount (in integral multiples of $1,000):

$


Date:                             Signature:
      --------------------                   -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Security)


Signature Guarantee:
                     -----------------------------------------------------------

                                CONVERSION NOTICE

To: HSBC Bank USA

          The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into Common Shares in accordance with the terms of the Indenture referred to in this Security, and directs that the Common Shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If Common Shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. The undersigned confirms that the exercise of the option to convert this Security pursuant to this conversion notice will not violate the restrictions on conversion contained in this Security or in the Indenture, including Section
10.11 of the Indenture. The undersigned acknowledges that in issuing Common Shares pursuant to the exercise of the option to convert this Security pursuant to this conversion notice, the Company is relying on the confirmation contained herein. Any amount required to be paid to the undersigned on account of interest accompanies this Security.

Dated:
       --------------------

                                              ----------------------------------


                                              ----------------------------------
                                              Signature(s)

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks,
stock brokers, savings and loan
associations and credit unions) with
membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule
17Ad-15 if shares of Common Shares are
to be issued, or Notes to be delivered,
other than to and in the name of the
registered holder.


-------------------------------
Signature Guarantee

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

-------------------------------
(Name)

-------------------------------
(Street Address)

-------------------------------
(City, State and Zip Code)

Please print name and address

                                              Principal amount to be converted
                                              (if less than all): $______,000

                                              ----------------------------------
                                              Social Security or Other Taxpayer
                                              Identification Number

                                                                     EXHIBIT B-1

                   [Form of Security Private Placement Legend]

          Any Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required) in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDEN-


                                     B-1-1

TURE GOVERNING THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.


                                     B-1-2

                                                                     EXHIBIT B-2

                [Form of Common Shares Private Placement Legend]

          Any Common Shares authorized and delivered hereunder shall bear a legend (which would be in addition to any other legends required) in substantially the following form:

THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS PURSUANT TO
PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF LEUCADIA NATIONAL CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND ITS TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER IN-


                                     B-2-1

FORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.


                                     B-2-2

                                                                       EXHIBIT C

                        [Form of Global Security Legend]

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                        [Form of Certificate of Transfer]

Leucadia National Corporation
315 Park Avenue South
New York, New York 10010

[Registrar address block]

            Re: 3 3/4% Convertible Senior Subordinated Notes due 2014

                              (CUSIP:___________ )

          Reference is hereby made to the Indenture, dated as of April 29, 2004 (the "Indenture"), between Leucadia National Corporation , as issuer (the "Company"), and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________ (the "Transferor") owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of ___________ in such Security[ies] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [_] Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Security or a Physical Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Security and/or the Physical Security and in the Indenture and the Securities Act.

2. [_] Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Security or a Physical Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Physical Security and in the Indenture and the Securities Act.

3. [_] Check and complete if Transferee will take delivery of a beneficial interest in the Global Security or a Physical Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Physical Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [_] such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [_] such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Physical Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit G to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Security and/or the Physical Securities and in the Indenture and the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or an Unrestricted Physical Security.

          (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Physical Securities and in the Indenture.

          (b) [_] Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Physical Securities and in the Indenture.

          (c) [_] Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Physical Securities and in the Indenture.

          (d) [_] Check if Transfer is pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Physical Securities and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                        [Insert Name of Transferor]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
      -------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                                   [CHECK ONE]

     (a)  [_] a beneficial interest in a:

          (i)  [_] Rule 144A Global Security (CUSIP 572788 AW 4), or

          (ii) [_] Rule 501 Global Security (CUSIP 572788 AY 0), or

          (iii) [_] Regulation S Global Security (CUSIP U25278 AF 6); or

     (b)  [_] a Restricted Physical Security.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a)  [_] a beneficial interest in the:

          (i)  [_] Rule 144A Global Security (CUSIP 572788 AW 4), or

          (ii) [_] Rule 501 Global Security (CUSIP 572788 AY 0), or

          (iii) [_] Regulation S Global Security (CUSIP U25278 AF 6); or

          (iv) [_] Unrestricted Global Security (CUSIP 572788 AW 4), or

     (b)  [_] a Restricted Physical Security; or

     (c)  [_] an Unrestricted Physical Security,

     in accordance with the terms of the Indenture.

                                                                       EXHIBIT E

                        [Form of Certificate of Exchange]

Leucadia National Corporation
315 Park Avenue South
New York, New York 10010

[Registrar address block]

            Re: 3 3/4% Convertible Senior Subordinated Notes due 2014

                              (CUSIP: ___________)

          Reference is hereby made to the Indenture, dated as of April 29, 2004 (the "Indenture"), between Leucadia National Corporation, as issuer (the "Company"), and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________ (the "Owner") owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of ____________ in such Security[ies] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Physical Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Physical Securities or Beneficial Interests in an Unrestricted Global Security

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [_] Check if Exchange is from Restricted Physical Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner's Exchange of a Restricted Physical Security for a beneficial interest in an Unrestricted Global Secu-rity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [_] Check if Exchange is from Restricted Physical Security to Unrestricted Physical Security. In connection with the Owner's Exchange of a Restricted Physical Security for an Unrestricted Physical Security, the Owner hereby certifies (i) the Unrestricted Physical Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Physical Securities for Restricted Physical Securities or Beneficial Interests in Restricted Global Securities.

          (a) [_] Check if Exchange is from Restricted Physical Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner's Restricted Physical Security for a beneficial interest in the [CHECK ONE] __ Rule 144A Global Security, ___ Rule 501 Global Security,
__ Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                        [Insert Name of Owner]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
       ---------------------

                                                                       EXHIBIT F

            [Form of Certificate from Acquiring Accredited Investor]

Leucadia National Corporation
315 Park Avenue South
New York, New York 10010

[Registrar address block]

            Re: 3 3/4% Convertible Senior Subordinated Notes due 2014

                               (CUSIP:__________ )

          Reference is hereby made to the Indenture, dated as of April 29, 2004 (the "Indenture"), between Leucadia National Corporation, as issuer (the "Company"), and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a) [_] a beneficial interest in a Global Security, or

          (b) [_] a Physical Security,

we confirm that:

          1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Securities, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Physical Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          4. We are an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ----------------------------------------
                                        [Insert Name of Accredited Investor]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
      -------------------------

                                                                       EXHIBIT G

             [Form of Regulation S Temporary Global Security Legend]

          Any Regulation S Temporary Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required) in substantially the following form:

THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE. TRANSFERS OF BENEFICIAL INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL SECURITY MAY NOT BE MADE TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (OTHER THAN THE INITIAL PURCHASER). THE CONDITIONS AND PROCEDURES GOVERNING TRANSFERS AND EXCHANGES OF BENEIFICIAL INTERESTS HEREIN ARE SET FORTH IN THE INDENTURE.


                                      G-1